Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Inducement Equity Incentive Plan of Alector, Inc. of our reports dated February 24, 2022, with respect to the consolidated financial statements of Alector, Inc. and the effectiveness of internal control over financial reporting of Alector, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

September 23, 2022